UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

PATRIOT GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-32919	86-0947048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3651 Lindell Road, Suite D165
Las Vegas, NV 89103

(Address of principal executive offices)

702-456-9565

(Registrant’s telephone number, including area code)

__________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 9, 2014, Patriot Gold Corp.'s Board of Directors appointed Mr. Trevor Newton as a member of the Board of Directors and Chairman of the Board. Mr. Newton has been appointed to serve as a Director and Chairman of the Board until our next annual meeting of directors or until his earlier resignation or removal. There was no arrangement or understanding between Mr. Newton and any other person pursuant to which Mr. Newton was selected as a director. There is no disclosure required by Item 404(a) of Regulation S-K.

Set forth below is a brief description of the background and business experience of Mr. Trevor Newton over the past ten years.

Mr. Newton has been involved in the development of Patriot Gold Corp. from the initial land acquisitions and discovery stages through to the present. He has assisted the company by establishing its corporate focus, assembling its team and helping advance its core projects.

Mr. Newton's corporate experience has primarily been in the resource sector, where he has assisted private and public companies in their financing, project acquisition, and development. Mr. Newton is also a Director of Strata Oil & Gas Inc. Mr. Newton has a B.Sc. in Economics from the University of Victoria and an M.A. in Economics from Simon Fraser University.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Gold Corp.
(Registrant)

By: /s/ Robert Coale
Robert Coale, President and Director

Date:  October 16, 2014

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